Exhibit 99.1
Mirum Pharmaceuticals Reports Fourth Quarter and Year-End 2023 Financial Results and Provides Business Update
–Net product sales totaled $178.9 million, and full year 2023 revenue totaled $186.4 million, delivering 142% growth over 2022 total revenue
–2024 expected global net product sales of $310 million to $320 million
–LIVMARLI PFIC PDUFA date on track for March 13, 2024
–Volixibat VISTAS and VANTAGE interim analyses expected in first half of 2024
–Conference call to provide business updates today, February 28 at 1:30 p.m. PT/4:30 p.m. ET
FOSTER CITY, Calif. - February 28, 2024 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today reported financial results for the fourth quarter and year-end 2023 and provided a business update.
“2023 was a landmark year for Mirum as we significantly expanded our commercial footprint, realizing $179 million in net product sales, and achieved another year of strong global LIVMARLI growth. We also successfully integrated CHOLBAM and CHENODAL into our portfolio, which strengthened our position as a leader in rare disease,” said Chris Peetz, chief executive officer at Mirum. “In 2024, we look forward to further expanding the reach of our approved medicines, potential LIVMARLI and CHENODAL label expansions and interim analyses for our volixibat adult indications. Operationally and financially, we are well positioned for this next phase of growth and remain committed to our mission of delivering life changing medicines to patients in need.”
Commercial: Leading Pediatric Hepatology Franchise
•Net product sales totaled $178.9 million, and full year 2023 revenue totaled $186.4 million, representing 142% growth over 2022 total revenue.
•2023 LIVMARLI net product sales totaled $141.8 million, representing approximately 89% growth over 2022 net product sales.
•International business grew to 18 countries with reimbursed access to LIVMARLI.
•Expect continued revenue growth across all approved medicines in 2024 with expected global net product sales of $310 million to $320 million.
Regulatory & Pipeline: Multiple Upcoming 2024 Milestones
•U.S. Food and Drug Administration (FDA) Prescription Drug User Free Act (PDUFA) date for LIVMARLI in progressive familial intrahepatic cholestasis (PFIC) is March 13, 2024.
•New Drug Application (NDA) submission for CHENODAL in CTX planned in first half 2024.
•Volixibat VISTAS study in primary sclerosing cholangitis blinded interim analysis expected in first half 2024.
•Volixibat VANTAGE study in primary biliary cholangitis interim analysis expected in first half 2024.
Corporate and Financial: Strong Balance Sheet, Financially Sustaining Scale
•Total net product sales for the full year ended December 31, 2023, was $178.9 million compared to $75.1 million for the full year ended December 31, 2022.
•Total operating expenses were $293.0 million for the full year ended December 31, 2023, compared to $208.3 million for the full year ended December 31, 2022.
•The increase in year-over-year operating expense was due to a $32.2 million increase in cost of goods sold and a $56.8 million increase in sales, general and administrative expense, partially offset by a $4.2 million decrease in research and development expense.
•As of December 31, 2023, Mirum had cash and cash equivalents of $286.3 million.
•Announced the appointment of Joanne Quan, M.D. as Chief Medical Officer.
The foregoing financial information is unaudited and subject to change, and actual results may vary from the foregoing.
Business Update Conference Call
Mirum will host a conference call today, February 28, 2024, at 1:30 p.m. PT/4:30 p.m. ET, to discuss its financial results, guidance, and provide business updates. Join the call using the following details:

Conference Call Details:
U.S./Toll-Free: +1 833 470 1428
International: +1 404 975 4839
Passcode: 089049
You may also access the call via webcast by visiting the Events & Presentations section on Mirum’s website. A replay of this webcast will be available for 30 days.
About LIVMARLI® (maralixibat) oral solution
LIVMARLI® (maralixibat) oral solution is an orally administered, once-daily, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) three months of age and older. LIVMARLI is also approved by the European Commission for the treatment of cholestatic pruritus in patients with ALGS two months and older. For more information for U.S. residents, please visit LIVMARLI.com.
Mirum has also submitted LIVMARLI for approval in the U.S. for the treatment of cholestatic pruritus in patients with PFIC three months of age and older, and in Europe for the treatment of PFIC in patients two months of age and older.
LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for ALGS and PFIC. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.
IMPORTANT SAFETY INFORMATION
LIVMARLI can cause side effects, including:
Changes in liver tests. Changes in certain liver tests are common in patients with Alagille syndrome and can worsen during treatment with LIVMARLI. These changes may be a sign of liver injury and can be serious. Your healthcare provider should do blood tests before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen) or loss of appetite.
Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea, stomach pain, and vomiting during treatment. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.
A condition called Fat Soluble Vitamin (FSV) Deficiency is caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat. FSV deficiency is common in patients with Alagille syndrome but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment.
Other common side effects reported during treatment were bone fractures and gastrointestinal bleeding.
US Prescribing Information
EU SmPC
About Volixibat
Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the ileal bile acid transporter (IBAT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of IBAT, thereby reducing bile acids systemically and in the liver. Phase 1 and Phase 2 studies of volixibat demonstrated on-target fecal bile acid excretion, a pharmacodynamic marker of ASBT inhibition, in addition to decreases in LDL cholesterol and increases in 7αC4 which are markers of bile acid synthesis. Volixibat has been evaluated in more than 400 individuals across multiple clinical trials. The most common adverse events reported were mild to moderate gastrointestinal events observed in the volixibat groups.
Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (VISTAS study), and primary biliary cholangitis (VANTAGE study).

About CHOLBAM® (cholic acid) capsules
The FDA approved CHOLBAM® (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM® has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.
CHOLBAM® (cholic acid) Indication
CHOLBAM is a bile acid indicated for
•Treatment of bile acid synthesis disorders due to single enzyme defects.
•Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.
LIMITATIONS OF USE
The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.
IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment
•Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
•Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
•Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.
ADVERSE REACTIONS
•The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.
Please see full Prescribing Information for additional Important Safety Information.
About CHENODAL® (chenodiol) tablets
CHENODAL® is a synthetic oral form of chenodeoxycholic acid (CDCA), a naturally occurring primary bile acid synthesized from cholesterol in the liver. The FDA approved CHENODAL for the treatment of people with radiolucent stones in the gallbladder. In 2010, CHENODAL was granted orphan drug designation for the treatment of cerebrotendinous xanthomatosis (CTX), a rare autosomal recessive lipid storage disease.
While CHENODAL® is not currently approved for CTX, it received a medical necessity determination in the U.S. by the FDA and has been used as the standard of care for more than three decades. A Phase 3 clinical trial for this indication has recently been completed and based on the positive results, a New Drug Application (NDA) submission for CHENODAL in CTX planned in first half 2024. We believe the prevalent patient population in the United States with CTX exceeds 1,000.
About Mirum Pharmaceuticals, Inc.
Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare diseases affecting children and adults. Mirum has three approved medications: LIVMARLI® (maralixibat) oral solution, CHOLBAM® (cholic acid) capsules, and CHENODAL® (chenodiol) tablets.
LIVMARLI, an IBAT inhibitor, is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome in the U.S. (three months and older), in Europe (two months and older), and in other regions globally. Mirum has also submitted LIVMARLI for approval in the U.S. in cholestatic pruritus in PFIC patients three months of age and older and in Europe in PFIC for patients three months of age and older. CHOLBAM is FDA-approved for the treatment of bile acid synthesis disorders due to single enzyme deficiencies and adjunctive treatment of peroxisomal disorders in patients who show signs or symptoms or liver disease. CHENODAL has received medical necessity recognition by the FDA to treat patients with cerebrotendinous xanthomatosis (CTX).
Mirum’s late-stage pipeline includes two investigational treatments for debilitating liver diseases. Volixibat, an IBAT inhibitor is being evaluated in two potentially registrational studies including the Phase 2b VISTAS study for primary sclerosing cholangitis and Phase 2b VANTAGE study for primary biliary cholangitis. Lastly, CHENODAL, has been evaluated in a Phase 3 clinical study, RESTORE, to treat patients with CTX, with positive topline results reported in 2023.
To learn more about Mirum, visit mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and Twitter.
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things continued commercial success for our approved products, including growth in year over year net product sales, having sufficient cash and cash equivalent reserves, planned expansion into additional international markets, LIVMARLI label expansion into PFIC, the timing and results of LIVMARLI's PDUFA, CHENODAL potential full indication in CTX, delivering life changes medicines and becoming a global leader in rare disease, the results, conduct and progress of Mirum’s ongoing and planned studies for its product candidates, the timing and results of interim analyses of our ongoing studies and the regulatory approval path for its product candidates globally. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “expected,” “forecasts,” “forward,” “planned,” “poised,”, “positioned” “potential”, “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Statement of Operations Data
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Product sales, net	$69,554	$27,906	$178,874	$75,062
License revenue	-	-	7,500	2,000
Total revenue	69,554	27,906	186,374	77,062
Operating expenses:
Cost of sales (1)	22,510	4,494	44,529	12,374
Research and development	30,935	31,105	102,609	106,842
Selling, general and administrative	46,184	26,468	145,880	89,066
Total operating expenses (2)	99,629	62,067	293,018	208,282
Loss from operations	(30,075)	(34,161)	(106,644)	(131,220)
Other income (expense):
Interest income	3,775	2,143	13,735	3,857
Interest expense	(3,563)	(4,359)	(15,105)	(15,979)
Change in fair value of derivative liability	-	674	-	906
Loss on termination of revenue interest purchase agreement	-	-	(49,076)	-
Other income (expense), net	(3,061)	(588)	(2,824)	365
Net loss before for income taxes	(32,924)	(36,291)	(159,914)	(142,071)
Provision for (benefit from) income taxes	225	140	991	(6,406)
Net loss	$(33,149)	$(36,431)	$(160,905)	$(135,665)

Net loss per share:
Basic			$(3.94)	$(4.01)
Diluted			$(3.94)	$(4.01)
Weighted-average shares of common stock outstanding:
Basic			40,885,124	33,839,072
Diluted			40,885,124	33,982,493

(1) Amounts include intangible amortization expense as follows:

Intangible amortization	$5,305	$1,078	$10,404	$2,893

(2) Amounts include stock-based compensation expense as follows:

Research and development	$2,879	$2,531	$10,892	$10,050
Selling, general and administrative	6,841	4,365	24,131	16,957
Total stock-based compensation	$9,720	$6,896	$35,023	$27,007

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(Unaudited)

	December 31, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$286,326	$28,003
Short-term investments	—	123,716
Accounts receivable	67,968	23,994
Inventory	19,590	5,565
Prepaid expenses and other current assets	10,935	8,947
Total current assets	384,819	190,225
Restricted cash and cash equivalents	-	100,000
Intangible assets, net	252,925	58,954
Other noncurrent assets	6,155	3,727
Total assets	$643,899	$352,906
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,416	$8,690
Accrued expenses	77,161	54,018
Other current liabilities	1,104	2,021
Total current liabilities	85,681	64,729
Revenue interest liability, net	-	140,351
Convertible notes, net	306,421	-
Other noncurrent liabilities	617	5,789
Total liabilities	392,719	210,869
Commitments and contingencies
Stockholders' equity:
Preferred stock	-	-
Common stock	5	4
Additional paid-in capital	803,260	535,074
Accumulated deficit	(553,729)	(392,824)
Accumulated other comprehensive income (loss)	1,644	(217)
Total stockholders' equity	251,180	142,037
Total liabilities and stockholders' equity	$643,899	$352,906
Contacts
Investor Contacts:
Andrew McKibben
ir@mirumpharma.com
Sam Martin
Argot Partners
ir@mirumpharma.com
Media Contact:
Erin Murphy
media@mirumpharma.com